Exhibit 23.2

Consent of Independent Auditors
We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 333-214351) pertaining to the 2012 Employee Stock Purchase Plan, 2011 Incentive Plan, 2010 Stock Plan, and 2008 Stock Option Plan of Groupon, Inc. and (2) the Registration Statement (Form S-3 ASR No. 333-202060) of Groupon, Inc. of our report dated March 30, 2016, with respect to the consolidated financial statements of Monster Holdings LP, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young Han Young
Seoul, Republic of Korea
February 15, 2017